                                                                   EXHIBIT 10.51

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        AMVESTORS FINANCIAL CORPORATION,

                  CREATIVE MARKETING INTERNATIONAL CORPORATION

                                       AND

                               THE STOCKHOLDERS OF

                  CREATIVE MARKETING INTERNATIONAL CORPORATION






                                FEBRUARY 1, 2000





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                                TABLE OF CONTENTS
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                                                                                                                 Page

ARTICLE  1: DEFINITIONS...........................................................................................1


ARTICLE  2: PURCHASE AND SALE.....................................................................................3

         2.1.   Purchase and Sale.................................................................................3
         2.2.   Purchase Price....................................................................................3

ARTICLE  3: CLOSING...............................................................................................4

         3.1.   Time and Place of Closing.........................................................................4
         3.2.   Deliveries at Closing.............................................................................4

ARTICLE  4: REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................5

         4.1.   Organization and Standing.........................................................................5
         4.2.   Capital Stock; Options............................................................................5
         4.3.   Authorization.....................................................................................6
         4.4.   Subsidiaries and Affiliates.......................................................................6
         4.5.   No Violation......................................................................................6
         4.6.   Governmental Authorities..........................................................................6
         4.7.   Financial Statements..............................................................................6
         4.8.   No Undisclosed Liabilities, Claims, etc...........................................................6
         4.9.   Absence of Certain Changes........................................................................6
         4.10.  Contracts.........................................................................................7
         4.11.  True and Complete Copies..........................................................................7
         4.12.  Title and Related Matters.........................................................................7
         4.13.  Litigation........................................................................................9
         4.14.  Tax Matters.......................................................................................9
         4.15.  Government Contracts.............................................................................11
         4.16.  Compliance with Law..............................................................................11
         4.17.  Absence of Certain Business Practices............................................................11
         4.18.  ERISA and Related Employee Benefit Matters.......................................................12
         4.19.  Intellectual Property............................................................................14
         4.20.  Labor Relations..................................................................................14
         4.21.  Insurance........................................................................................15
         4.22.  Environmental....................................................................................15
         4.23.  Capital Expenditures.............................................................................17
         4.24.  Suppliers........................................................................................17
         4.25.  Dealings with Affiliates.........................................................................17
         4.26.  Bank Accounts....................................................................................17
         4.27.  Compensation.....................................................................................17
         4.28.  Insurance Licenses...............................................................................17
         4.29.  Consultants, Brokers and Finders.................................................................17

ARTICLE  5: REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................17

         5.1.   Organization and Standing........................................................................18
         5.2.   No Violation.....................................................................................18
         5.3.   Governmental Authorities.........................................................................18
         5.4.   Consultants, Brokers and Finders.................................................................18
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

ARTICLE  6: CONDITIONS TO CLOSING................................................................................18

         6.1.   Conditions to Obligation of Buyer................................................................18
         6.2.   Conditions to Obligation of Sellers..............................................................19

ARTICLE  7: INDEMNIFICATION; REMEDIES............................................................................19

         7.1.   Investigations; Survival of Warranties and Indemnification Obligations...........................19
         7.2.   Indemnification by Sellers.......................................................................20
         7.3.   Indemnification By Buyer.........................................................................20
         7.4.   Notice of Claim; Payment.........................................................................20
         7.5.   Construction.....................................................................................22
         7.6    Limitations on Indemnity.........................................................................22

ARTICLE  8: MISCELLANEOUS........................................................................................22

         8.1.   Payment of Expenses..............................................................................22
         8.2.   Announcements....................................................................................22
         8.3.   Assignment and Binding Effect....................................................................22
         8.4.   Waivers..........................................................................................22
         8.5.   Notices..........................................................................................23
         8.6.   Kansas Law to Govern.............................................................................23
         8.7.   No Benefit to Others.............................................................................23
         8.8.   Entire Agreement; Amendments.....................................................................24
         8.9.   Exhibits and Schedules...........................................................................24
         8.10.  Cooperation......................................................................................24
         8.11.  Severability.....................................................................................24
         8.12.  Counterparts.....................................................................................24
         8.13.  Representation By Counsel; Interpretation........................................................24
         8.14.  No Contribution; Indemnity.......................................................................24






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                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 1, 2000, is made by and among AMVESTORS FINANCIAL CORPORATION, a Kansas corporation ("Buyer"), CREATIVE MARKETING INTERNATIONAL CORPORATION, a Kansas corporation (the "Company"), and the stockholders of the Company identified on the signature page hereto (each a "Seller" and collectively, "Sellers").


                                    RECITALS

                  WHEREAS, as of January 31, 2000, all of the 4% Convertible Debentures Due 2004 issued by the Company to Buyer on March 5, 1999 (the "Debentures") were converted into shares of common stock, $1.00 par value, of the Company (the "Common Stock"), representing 45% of the then issued and outstanding shares of Common Stock; and

                  WHEREAS, Sellers own 70,800 shares of Common Stock, representing 55% of the shares of Common Stock issued and outstanding at the time of execution hereof (the "Shares"); and

                  WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the Shares for the consideration and on the terms and conditions set forth in this Agreement; and

                  WHEREAS, following the conversion of the Debentures into shares of Common Stock and the purchase of the Shares from Sellers, Buyer will own 100% of the issued and outstanding shares of Common Stock;

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises and respective covenants, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE  1:
                                  DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

                  "Affiliates" shall have the meaning set forth in Section 4.4.

                  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Balance Sheet(s)" shall have the meaning set forth in Section 4.7.




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                  "Base Amount" shall have the meaning set forth in Section 2.2.

                  "Buyer" shall have the meaning set forth in the preamble of this Agreement.

                  "Buyer Closing Deliveries" shall have the meaning set forth in
Section 3.2.

                  "Closing" shall have the meaning set forth in Section 3.1.

                  "Closing Date" shall have the meaning set forth in Section
3.1.

                  "Code" shall have the meaning set forth in Section 4.14.

                  "Common Stock" shall have the meaning set forth in the Recitals of this Agreement.

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

                  "Contracts" shall have the meaning set forth in Section 4.10.

                  "Damages" shall have the meaning set forth in Section 7.2.

                  "Debentures" shall have the meaning set forth in the Recitals of this Agreement.

                  "Earnout Amount" shall have the meaning set forth in Schedule 2.2.

                  "Employment Agreements" shall have the meaning set forth in
Section 3.2.

                  "Encumbrances" shall mean all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, charges or encumbrances of any kind or character.

                  "Environmental Laws and Regulations" shall have the meaning set forth in Section 4.22.

                  "ERISA" shall have the meaning set forth in Section 4.18.

                  "GAAP" means generally accepted accounting principles.

                  "Hazardous Materials" shall have the meaning set forth in
Section 4.22.

                  "Income Statements" shall have the meaning set forth in
Section 4.7.

                  "Indemnified Persons" shall have the meaning set forth in
Section 7.2.

                  "IRS" shall have the meaning set forth in Section 4.14.

                  "Intellectual Property Rights" shall have the meaning set forth in Section 4.19.






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                  "Key Employees" means employees of the Company who have
material relationships with the Company's customers.

                  "Knowledge" means the actual knowledge of the subject person and that knowledge that would be obtained or realized upon the subject person's reasonable and prudent inquiry into the matter after having been put on notice (including constructive notice provided for under applicable statutory or regulatory provisions) of the need to so inquire.

                  "Laws" shall include, without limitation, all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law.

                  "Lease Restrictions" shall have the meaning set forth in
Section 4.12.

                  "Licenses" shall have the meaning set forth in Section 4.28.

                  "Matter" shall have the meaning set forth in Section 4.13

                  "Objected Claim" shall have the meaning set forth in Section 7.4.

                  "Pension Benefit Plan" shall have the meaning set forth in
Section 4.18.

                  "Purchase Price" shall have the meaning set forth in Section 2.2.

                  "Seller(s)" shall have the meaning set forth in the preamble of this Agreement.

                  "Seller Closing Deliveries" shall have the meaning set forth in Section 3.2.

                  "Shares" shall have the meaning set forth in the Recitals of this Agreement.

                  "Taxes" shall have the meaning set forth in Section 4.14.

                  "Threshold Amount" shall have the meaning set forth in Section 7.6.

                  "Welfare Benefit Plan" shall have the meaning set forth in
Section 4.18.

                                   ARTICLE 2:
                                PURCHASE AND SALE

                  2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, and for the consideration specified in Section 2.2 hereof, at the Closing, Sellers shall sell and transfer the Shares to Buyer and Buyer shall purchase and acquire the Shares from Sellers.

                  2.2. Purchase Price. The aggregate total purchase price for the Shares (the "Purchase Price") shall be (i) $8,000,000 (the "Base Amount") plus (ii) the Earnout Amount.






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The Base Amount shall be paid to Sellers at the Closing and the Earnout Amount, if any, shall be paid to Sellers in accordance with the terms and conditions set forth in Schedule 2.2. Both the Base Amount and the Earnout Amount shall be paid to Sellers in the proportions set forth in Schedule 2.2.

                                   ARTICLE 3:
                                     CLOSING

                  3.1. Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place on or before February 1, 2000, at the offices of Bryan Cave LLP, 1200 Main Street, Suite 3500, Kansas City, Missouri 64105. Each party shall cooperate, as to matters under such party's control, in the satisfaction of conditions to the obligations of the parties at Closing; provided that the foregoing shall not require any party to waive any condition herein to its obligations at Closing or to incur any substantial cost not otherwise required hereunder. The date that the Closing occurs is hereinafter sometimes referred to as the "Closing Date."

                  3.2. Deliveries at Closing.

                      (a) At the Closing, the Company and Sellers shall deliver or cause to be delivered to Buyer (the "Seller Closing Deliveries"):

                          (i) fully executed, sealed and proper certificates
                  evidencing the Shares in negotiable form;

                          (ii) the release substantially in the form attached
                  hereto as Exhibit 3.2(a)(ii), duly executed by each Seller and dated the Closing Date;

                          (iii) the opinion of counsel to the Company and
                  Sellers substantially in the form attached hereto as Exhibit 3.2(a)(iii), duly executed by such counsel and dated the Closing Date;

                          (iv) the certificate of the chief executive officer,
                  chief financial officer and secretary, respectively, of the Company and Sellers certifying the satisfaction of the closing conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(c) hereof, and the signatures and incumbency of such persons, and dated the Closing Date;

                          (v) employment, noncompetition and confidentiality
                  agreements, duly executed by each of the Sellers and dated the Closing Date (the "Employment Agreements");

                          (vi) resignations of all current directors of the
                  Company, effective upon the Closing; and






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                          (vii) such other documents, instruments and
                  certificates, duly executed by appropriate persons and dated appropriately, as reasonably requested in writing by Buyer.

               (b) At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following (the "Buyer Closing Deliveries"):

                          (i) the Base Amount, in immediately available funds,
                  by wire transfer to such accounts as have been designated by Sellers in writing to Buyer not less than five (5) business days before Closing;

                          (ii) the certificate of the duly authorized officer of
                  Buyer who signed this Agreement on behalf of Buyer and the secretary of Buyer, respectively, certifying the satisfaction of the closing conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c), and the signatures and incumbency of such persons, dated the Closing Date; and

                          (iii) the Employment Agreements duly executed by the
                  Company and dated the Closing Date.

                                   ARTICLE 4:
                    REPRESENTATIONS AND WARRANTIES OF SELLERS


                  Each of Sellers, jointly and severally, represents and warrants to Buyer that the following representations and warranties are true and correct as of the date hereof (unless specifically stated to be as of a different date) and will be true and correct as of the Closing Date:

                  4.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Schedule 4.1 lists each of the states where the Company is qualified as a foreign corporation. The conduct of its business and its ownership or use of property do not require the Company to be qualified or licensed to do business as a foreign corporation in any state except those listed in Schedule 4.1. The Company has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its business as now being conducted.

                  4.2. Capital Stock; Options. The authorized capital stock of the Company consists of 200,000 shares of Common Stock and 8,000 shares of convertible preferred stock, par value $1.00 per share, and the only shares of capital stock of the Company issued and outstanding are the 70,800 shares of Common Stock owned by Sellers of record and beneficially and the shares of Common Stock issued to Buyer upon the conversion of the Debentures. The Company has no treasury stock. All the Shares are validly issued, fully paid and nonassessable and are owned by Sellers, free and clear of all Encumbrances. Except as set forth in Schedule 4.2, there are no issued and outstanding options, warrants, rights, securities, contracts, commitments, understandings or arrangements by which the Company or any Seller is bound





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with respect to the Shares (with regard to voting, transfer, sale or otherwise)
or to issue any additional shares of its capital stock or equity equivalents.

                  4.3. Authorization. The Company and Sellers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  4.4. Subsidiaries and Affiliates. Except as set forth in
Schedule 4.4, the Company has no subsidiaries, Affiliates (as defined below) or investments in any other entity or business operation. The term "Affiliates" includes each stockholder, director and officer of a party, and any corporation, partnership or other entity in which such party or a director or officer of such party has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws, if any such person or entity has, or in the past had, a contractual relationship with or transacted business with such party.

                  4.5. No Violation. Except as set forth in Schedule 4.5, the Company is not subject to or obligated under any article of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by the execution, delivery and performance of this Agreement by the Company or any Seller. The Company and Sellers have complied with all applicable Laws in connection with their execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  4.6. Governmental Authorities. Neither the Company nor any Seller is required to submit any notice, report or other filing with, and no consent, approval or authorization is required by, any governmental or regulatory authority in connection with their execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such notices, reports, other filings, consents, approvals or other authorizations which have been made or obtained.

                  4.7. Financial Statements. Schedule 4.7 contains the Company's balance sheet at December 31, 1998 and at December 31, 1999 (the "Balance Sheets") and Statements of Revenue and Expenses for the fiscal years ended December 31, 1998 and December 31, 1999 (the "Income Statements"). The Balance Sheets are complete and accurate and fairly present the financial position of the Company as of the dates thereof, and the Income Statements fairly and accurately present the results of operations for the fiscal years then ended. The Company's balance sheet at December 31, 1999 is hereinafter sometimes referred to as the "Balance Sheet."

                  4.8. No Undisclosed Liabilities, Claims, etc. Except for (a) liabilities fully reflected or reserved against in the Balance Sheet; and (b) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with past practices after December 31, 1999, the Company has no liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of the Company prior to the Closing.

                  4.9. Absence of Certain Changes. Except as set forth in
Schedule 4.9, since December 31, 1999, (a) there has not been (i) any adverse change in the business, financial






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condition, earnings, operations or prospects of the Company's business; (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the Company's properties, business or prospects; (iii) any increase in the compensation payable or to become payable by the Company to its directors, officers or Key Employees, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (iv) any entry into any commitment or transaction outside the ordinary course of the Company's business, including, without limitation, any borrowing or capital expenditure; (v) any change by the Company in accounting methods, practices or principles; (vi) any termination or waiver of any rights of value to the business of the Company; (vii) any transaction or event involving receipt or payment of more than $5,000 not in the ordinary course of the Company's business; (viii) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; or (ix) any agreement or understanding made or entered into to do any of the foregoing; and

                  (b) the Company has (i) operated its business and promoted and maintained the Accounts in the ordinary course, diligently and in good faith, consistent with past management practices; and (ii) maintained all of its properties in customary repair, order and condition, reasonable wear and tear excepted.

                  4.10. Contracts. Schedule 4.10 contains a list of all Contracts to which the Company is a party. The term "Contracts" shall include, but shall not be limited to, all oral (which shall be summarized in Schedule 4.10) and written contracts, agreements, loan agreements, mortgages, indentures, deeds of trust, guarantees, commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements (except there shall not be included any license agreements, brokers agreement with insurance agents or agreements which do not exceed, in the case of any one agreement, an obligation of $50,000, and in the case of all such agreements, an aggregate obligation of $100,000). The Company is not in default or alleged to be in default under any Contract nor is the Company aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default by the Company under any Contract. All the Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms.

                  4.11. True and Complete Copies. Copies of all agreements, contracts and documents delivered and to be delivered hereunder by the Company are true and complete copies of such agreements, contracts and documents. All written summaries of oral agreements are materially correct.

                  4.12. Title and Related Matters. Except as set forth in
Schedule 4.12, the Company has good and marketable title to (or in the case of indicated leases, valid leasehold interest) in all the properties and assets reflected in the Balance Sheet or acquired after the date





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

thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices) including, without limitation, the specific assets referred to in paragraphs
(a), (b) and (c) below, free and clear of all Encumbrances, except as reflected on the Balance Sheet. The Company owns or leases, directly or indirectly, all the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of the Company as presently conducted.

                  (a) Real Property

                      (i) The Company has good and marketable title in fee
               simple to the land, including buildings and improvements thereon, shown on the Balance Sheet. All such land, buildings and improvements of the Company are owned free and clear of all Encumbrances of every kind and character, except as set forth on
               Schedule 4.12.

                      (ii) The Company is not a tenant under any lease(s) of
               real property used by the Company except as described on Schedule
               4.10. With respect to the leased real property described on
               Schedule 4.10 and except as set forth on Schedule 4.12: (A) all such leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (B) there have not been and there currently are not any defaults thereunder by any party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement or, if any would be affected, Sellers shall use all necessary means at their disposal to cause an appropriate consent to such transactions to be delivered to Buyer prior to the Closing Date at no cost or other adverse consequence to the Company or Buyer ((A) through (D) are hereinafter collectively referred to as "Lease Restrictions").

                      (iii) The Company does not currently have, and in the past has not had, any ownership interest in any real property except as disclosed on Schedule 4.12.

                  (b) Personal Property. The Company has good and marketable title to all the personal property and assets, tangible or intangible, shown on the Balance Sheet, except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with past practices since December 31, 1999. The personal property in the aggregate is in good condition and working order, and each individual item of personal property which would cost in excess of $5,000 to replace is in good condition and working order. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) Encumbrances, except as set forth




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


          in Schedule 4.12. Except as set forth in Schedule 4.12, there are no Lease Restrictions with respect to the personal property leased by the Company.

                        (c) No Disposition of Assets. There has not been since December 31, 1999, any sale, lease or any other disposition or distribution by the Company of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Buyer.

                  4.13. Litigation. Except as set forth in Schedule 4.13, (a) there is no suit, action, investigation or proceeding pending or threatened against the Company or any of the Company's directors, officers or Key Employees (a "Matter"), (b) there are no Matters pertaining to the Licenses, and (c) without limiting the generality of the foregoing, there are no Attorney General, department of insurance or other matters pending or threatened which, if adversely determined, would adversely affect the business prospects, operations, earnings, properties or the condition, financial or otherwise, of the Company. Except as set forth on Schedule 4.13, there is not any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

                  4.14. Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Laws or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing
Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or charged. For purposes of this Section 4.14, the Company shall be deemed to include any predecessor of the Company or any person or entity from which the Company incurs a liability for Taxes as a result of transferee liability. Except as stated in Schedule 4.14:

                        (a) the Company has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of the Company and the Balance Sheet and adequate reserves have been established therefor; the charges, accruals and reserves for Taxes provided for on the financial statements delivered pursuant to Section 4.7 are adequate; and there are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. Copies of all federal, state and foreign tax returns filed by the Company for the past two (2) years have been delivered to Buyer.

                        (b) the Company is not, and never has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes. the Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

                        (c) the Company has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies, (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

                        (d) The federal income tax returns of the Company have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through December 31, 1994; and the state tax returns of the Company have been examined by the relevant state agencies or such returns have been closed by the applicable statute of limitations for all periods through December 31, 1994; and no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company by any federal, state, local or foreign taxing authority. Schedule
          4.14 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of the Company (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against the Company in connection with any existing audits or proceedings.

                        (e) the Company has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company with respect to any Taxes is currently in force.

                        (f) the Company has not entered into any closing or other agreement with any taxing authority which affects any taxable year of the Company ending after the Closing Date. The Company is not a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

                        (g) the Company has not agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The IRS has not proposed to the Company any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

                        (h) Neither Buyer nor the Company will be liable for any federal, state, local, foreign and other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of prior tax returns or obligations and the transactions contemplated by this Agreement.

                  4.15. Government Contracts. No Contract or other aspect of the business of the Company is subject to the Armed Services Procurement Regulations or other regulations of any governmental agency. The Company has not bid on or been awarded any "small business set aside contract," any other "set aside contract" or other order or contract requiring small business or other special status at any time during the last three (3) years.

                  4.16. Compliance with Law.

                        (a) To the Knowledge of the Sellers, the Company has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of the Company or the operation of its assets. In particular, but without limiting the generality of the foregoing, to the Knowledge of the Sellers, the Company is in compliance with all applicable Laws relating to deceptive trade practices, unauthorized practice of law, unfair competition, unfair claims settlement practices, rebating, anti-competitive practices, price fixing, health and safety, environmental, employment and discrimination matters. There are no proceedings of record and no proceedings are pending or threatened, nor has the Company received any written notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

                        (b) Schedule 4.16 contains copies of all reports, orders, consent agreements and findings of inspections by representatives of any federal, state or local governmental entity or agency of the Company's business and properties from January 1, 1997 through the date hereof. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing Date. Neither the Company nor any Seller knows or has reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of the Company.

                  4.17. Absence of Certain Business Practices. Except as set forth on Schedule 4.17, none of the Company, any director, officer, employee or agent of the Company, any Seller, any other person or entity acting on behalf of the Company or any Seller, nor any other entity directly or indirectly owned or controlled by the Company or any Seller, acting alone or together, has (a) received, directly or indirectly, any payments, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom the

Company has done business directly or indirectly, other than commissions, fees and rebates for the Company's normal business operations, or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) any of which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company as reflected in the financial statements set forth in
Schedule 4.7, or (iii) if not continued in the future, might adversely affect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

                  4.18. ERISA and Related Employee Benefit Matters.

                        (a) Welfare Benefit Plans. Schedule 4.18(a) lists each "employee welfare benefit plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("Welfare Benefit Plan") and sets forth as of the most recent valuation date (i) the amount of any liability of the Company for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by the Company with respect to any Welfare Benefit Plan for the current plan year, and (iii) with respect to any Welfare Benefit Plan to which Section 505 of the Code applies, a statement of assets and liabilities for such Welfare Benefit Plan as of the most recent valuation date. Without limiting the foregoing, Schedule 4.18(a) discloses any obligations of the Company to provide retiree health benefits to current or former employees of the Company.

                        (b) Pension Benefit Plans. Schedule 4.18(b) lists each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("Pension Benefit Plan"). All costs of each Pension Benefit Plan have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. The Company does not maintain or contribute to any Pension Benefit Plan that is subject to Title I, Part 3 of ERISA (concerning "funding"). With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA,
          Schedule 4.18(b) sets forth as of the valuation date (i) the amount of any liability of the Company for any contributions due with respect to such Pension Benefit Plan and (ii) the amount of any contribution paid and to be paid, stated separately, by the Company with respect to such Pension Benefit Plan for the current plan year.

                        (c) Compliance with Applicable Law. Each of the Pension Benefit Plans, Welfare Benefit Plans, any related trust agreements, insurance contracts, annuity contracts, and other funding arrangements, comply in all respects with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. The Company has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. Each Pension Benefit Plan is qualified in form and operation under section 401(a) of the Code. The IRS has issued a favorable determination letter with respect to each Pension Benefit Plan and no event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code Section 401(a). No event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under
          Section 511 of the Code.

                        (d) Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or
          (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code. No trust agreement, insurance contract, annuity contract, or other funding arrangement would impose a penalty, discount, or other reduction on account of the withdrawal of assets from such agreement, contract, or arrangement or a change in investment of such assets. There is no pending or threatened litigation concerning any Welfare Benefit Plan or Pension Benefit Plan, and there have been no written or oral communications concerning any such Plan with the IRS, Department of Labor, or any other federal, state, or local governmental entity.

                        (e) Other Employee Benefit Plans and Agreements.
          Schedule 4.18(e) lists each fringe benefit, cafeteria, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement, or employment agreement not terminable on 30 days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on the Schedules to this Section that is maintained by the Company or to which the Company contributes or is required to contribute.

                        (f) Copies of Plans. Schedule 4.18(a) lists: each Welfare Benefit Plan; each Pension Benefit Plan, related trust agreements, annuity contracts, insurance contracts, and other funding arrangements; each plan, agreement, arrangement, and commitment referred to in subsection (e) of this Section; favorable determination letters; annual reports (Form 5500 series) required to be filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; current summary plan descriptions; and actuarial reports as of the last valuation date for each Pension Benefit Plan that is subject to Title IV of ERISA.

                        (g) Continuation Coverage Requirements for Health Plans. Each group health plan of the Company (including any plans of Affiliates of the Company that must be taken into account under
          Section 4980B of the Code) has been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA.

                        (h) Valid Obligations. Each Welfare Benefit Plan, Pension Benefit Plan, related trust agreement, annuity contract or other funding instrument, and each plan, agreement, arrangement and commitment referred to in subsection (e) of this Section is legal, valid and binding and in full force and effect, and there are no defaults thereunder. Except as specified in Schedule 4.18(h), none of the rights of the Company thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Buyer at and after the Closing without the consent or agreement of any other party other than consents and agreements specifically listed in
          Schedule 4.18(h).

                  4.19. Intellectual Property. The Company has good and marketable title to each copyright, trademark, trade name, service mark, trade dress, patent, franchise, trade secret, product designation, formula, process, know-how, right of publicity, design and other similar rights used in, or necessary for, the operation of its business as currently conducted. Schedule
4.19 contains a detailed listing of each copyright registered with the U. S. Copyright Office, each trademark, trade name, service mark, trade dress, and patent registered with the U. S. Patent and Trademark Office, and all pending applications therefor, owned by the Company (collectively "Intellectual Property Rights"). Except as otherwise set forth on Schedule 4.19, all of said Intellectual Property Rights are free and clear of all Encumbrances. The Company has the exclusive right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted. The Company and Sellers have taken all action necessary to protect against and defend against, and have no Knowledge of, any conflicting use of any such Intellectual Property Rights. The Company does not have nor does the Company utilize any Intellectual Property Rights except those which are set forth in Schedule 4.19. Except as set forth in Schedule 4.19, the Company is not a party in any capacity to any franchise, license, royalty or other agreement respecting or restricting any Intellectual Property Rights, and the Intellectual Property Rights used by the Company in the conduct of the Company's business do not conflict with the Intellectual Property Rights of any third party. No service provided by the Company, violates any license or infringes any Intellectual Property Rights of any third party, and there are no pending claims or demands by any third party to the contrary.

                  4.20. Labor Relations. The Company is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Equal Employment Opportunities Act as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protective Act, and all other

Laws, each as amended to date, relating to employer/employee rights and obligations. The Company currently has satisfactory relationships with its employees.

                  4.21. Insurance. Schedule 4.21 lists all of the Company's existing insurance policies, the premiums therefor and the coverage of each policy, including errors and omissions, fidelity and crime coverages. Such policies and the amount of coverage and the risks insured are, in the aggregate, sufficient to protect and insure the Company against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated.

                  4.22. Environmental.

                        (a)     For purposes of this Section:

                                (i) "Hazardous Materials" means any hazardous,
                  infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is: (i) defined as a "pollutant" pursuant to 33 U.S.C. ss. 1362(6);
                  (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. ss. 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. ss. 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. ss. 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. ss. 9601(33);
                  (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

                                 (ii) "Environmental Laws and Regulations" means
                  all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without limitation,
                  (i) the Federal Clean Air Act, 42 U.S.C. ss. 7401 et seq.;
                  (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. ss.
                  6901 et seq.; (vii) the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; (viii) Laws relating in whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

                        (b) The operations and activities of the Company comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, may affect the operations of the Company.

                        (c) The Company has obtained and is and has been in full compliance with all requirements, permits, licenses and other authorizations which are required with respect to the Company's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Schedule 4.22 lists each such permit, license or other authorization. There are no other such permits, licenses or other authorizations which are required by any Environmental Laws and Regulations to be obtained after the Closing.

                        (d) There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received or threatened against the Company relating in any way to any Environmental Laws and Regulations.

                        (e) The Company has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by the Company at any time; (iii) arise from inventory of or waste from Hazardous Materials; or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

                        (f) No asbestos, polychlorinated biphenyls, lead-based paints, or radon are on any real property or in any building now or previously owned, operated, leased or utilized by the Company.

                        (g) No employee or former employee of the Company has been exposed to any Hazardous Material owned, produced or utilized by the Company or any former subsidiary.

                        (h) Neither the Company nor any Seller has received any notice or indication from any governmental agency or private or public entity advising that the Company is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. Neither the Company nor any Seller is aware of any facts which might give rise to such notices.

                        (i) No underground tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by the Company.

                        (j) Schedule 4.22 contains complete copies of all environmental investigations, assessments, audits, studies, tests and related materials in possession of the Company or any Seller or known to the Company or any Seller to exist, which relate to the current or prior operations of the Company or any real property now or previously owned, operated, leased or utilized by the Company.

                  4.23. Capital Expenditures. The Company has no outstanding commitments for capital expenditures in excess of $50,000 in aggregate.

                  4.24. Suppliers. No suppliers of goods or services to the Company that has made sales or provided services representing, individually or in the aggregate, more than $5,000 in payments or commitments by the Company since January 1, 1998, has (i) ceased, or indicated any intention to cease, doing business with the Company, or (ii) changed or indicated any intention to change any terms or conditions for future supply or sale of products or services from the terms or conditions that existed with respect to the supply or sale of such products or services during the twelve (12) month period ending on the date hereof.

                  4.25. Dealings with Affiliates. Schedule 4.25 sets forth a complete list (including the parties) of all oral or written contracts, arrangements or other agreements (excluding any contract listed on Schedule 4.27) to which the Company is, will be or has been a party at any time from January 1, 1997, to the Closing Date, and to which any Affiliate was or is also a party.

                  4.26. Bank Accounts. Schedule 4.26 is a list of all bank accounts, lock boxes, safe deposit boxes and post office boxes, and the combinations, codes or location of keys thereto, maintained in the name of or controlled by the Company and the names of the persons having access thereto.

                  4.27. Compensation. Schedule 4.27 lists the current job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each officer, director, employee or consultant of the Company who received total remuneration in excess of $80,000 from the Company during either of the past two (2) calendar years or who is expected to receive total remuneration in excess of such amount during the current calendar year.

                  4.28. Insurance Licenses. the Company and each of its stockholders, directors, officers and employees required by law to do so has obtained and currently maintains in good standing all required licenses from the Kansas Insurance Department and all other similar agencies by which they are required to be licensed (the "Licenses"). Schedule 4.28 contains an accurate list of the Licenses, including the number of each License.

                  4.29. Consultants, Brokers and Finders. Neither the Company nor any Seller has retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement

                                   ARTICLE 5:
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Sellers as follows:

                  5.1. Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

                  5.2. No Violation. Buyer is not subject to or obligated under any article of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by the execution, delivery and performance of this Agreement by Buyer. Buyer has complied with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  5.3. Governmental Authorities. Buyer is not required to submit any notice, report or other filing with, and no consent, approval or authorization is required by, any governmental or regulatory authority in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such notices, reports, other filings, consents, approvals or authorizations which have been made or obtained.

                  5.4. Consultants, Brokers and Finders. Buyer has not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 6:
                              CONDITIONS TO CLOSING

                  6.1. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing, of each of the following conditions unless Buyer shall have waived such satisfaction pursuant to Section 8.4:

                       (a) Each of the representations and warranties of Sellers set forth in this Agreement shall be true and correct as of the Closing;

                       (b) On or prior to the Closing Date, Sellers and the Company shall have performed and complied with all of the covenants set forth in this Agreement to be performed or complied with by them or it at or prior to the Closing Date;

                       (c) No proceeding, regulation or legislation shall have been instituted, threatened in writing or proposed before, nor any court order issued by, any governmental authority to enjoin, restrain, prohibit or obtain substantial damages (i) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or (ii) which, in the reasonable judgment of Buyer, could have an adverse effect on the Company or its assets;

                       (d) The Company shall have delivered to Buyer a certificate issued by the Secretary of State of Kansas, evidencing the corporate good standing of the Company in Kansas as of a date not more than one (1) business day prior to the Closing Date;

                       (e) The Debentures shall have been converted into shares of Common Stock representing 45% of the issued and outstanding shares of Common Stock and the Debentures and agreements related thereto shall have been terminated, as reasonably requested by counsel to Buyer; and

                       (f) The Board of Directors of Buyer shall have approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  6.2. Conditions to Obligation of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing, of each of the following conditions unless Sellers shall have waived such satisfaction pursuant to Section 8.4:

                       (a) Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing;

                       (b) On or prior to the Closing Date, Buyer shall have performed and complied with all of the covenants set forth in this Agreement to be performed or complied with by it at or prior to the Closing Date; and

                       (c) There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any transactions contemplated by this Agreement.

                                   ARTICLE 7:
                            INDEMNIFICATION; REMEDIES

                  7.1. Investigations; Survival of Warranties and Indemnification Obligations. The respective representations and warranties of Sellers and Buyer contained herein or in any certificates or other documents delivered at the Closing are true, accurate and correct and shall not be deemed waived (except to the extent waived in writing pursuant to Section 8.4) or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Except to the extent set forth herein to the contrary, each and every such representation and warranty and indemnification obligation of any party hereunder shall survive until September 30, 2001; provided, however, that:

                       (a) all representations and warranties under Sections 4.1 [Organization and Standing], 4.2 [Capital Stock; Options] and 4.3 [Authorization], and the provisions, covenants and obligations of Articles 8 [Indemnification; Remedies] and 9 [Miscellaneous] shall survive the Closing without expiration; and

                       (b) all representations and warranties under Sections 4.8 [No Undisclosed Liabilities, Claims, etc.] and 4.14 [Tax Matters] shall survive the Closing for the applicable statute of limitations for matters arising thereunder, plus ninety (90) days.

Any claim made in accordance with Article 8 within the applicable survival period shall survive the Closing until finally resolved notwithstanding expiration of the applicable survival period.

                  7.2. Indemnification by Sellers. Sellers shall indemnify and hold harmless Buyer, the Company and their respective directors, officers, agents and attorneys (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' and accountants', consultants' and experts' fees and expenses that would not have otherwise been expended but for the breach), whether or not involving a third-party claim (collectively, "Damages") for which a claim is made prior to the expiration of the survival period, if any, under
Section 7.1, arising from or based on any of the following:

                       (a) any inaccuracy or omission in any of the representations and warranties of Sellers in this Agreement or in any document, agreement, instrument or certificate delivered by Sellers at the Closing pursuant to this Agreement; or

                       (b) any failure by Sellers (or to the extent it is under Sellers' control, the Company) to perform or comply with any agreement or covenant in this Agreement, or under any document, agreement, instrument or certificate delivered at the Closing by Sellers pursuant to this Agreement.

Sellers agree that they shall have no rights of any nature whatsoever against the Company from any and all claims arising out of, in connection with or relating to the assertion by an Indemnified Person of a right to indemnification.

                  7.3. Indemnification By Buyer. Buyer shall indemnify and hold harmless Sellers and shall reimburse them for any Damages for which a claim is made prior to the expiration of the survival period, if any, under Section 7.1, arising from or based on any of the following:

                       (a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement or in any document, agreement, instrument or certificate delivered by Buyer at the Closing pursuant to this Agreement; or

                       (b) any failure by Buyer (or to the extent it is under Buyer's control, the Company) to perform or comply with any agreement or covenant in this Agreement or under any document, agreement, instrument, or certificate delivered at the Closing by Buyer pursuant to this Agreement.

                  7.4. Notice of Claim; Payment.

                       (a) Notice. In the event that any party hereunder determines that it is entitled to an indemnity payment pursuant to this Article 7, such party shall deliver a written notice to the indemnifying party.

                       (b) Disputed Claim. If the indemnifying party disputes all or any portion of the claim, the indemnifying party must provide written notice of its objection (detailing the objection) to the indemnified party within fifteen (15) business days after the receipt of the claim from the indemnified party (an "Objected Claim").

                       (c) Defense by the Indemnifying Parties. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the indemnified parties, the indemnifying parties, at their sole cost and expense, may, upon written notice to the indemnified parties assume the defense of any such claim or legal proceeding provided that the indemnifying parties acknowledge their obligation to indemnify the indemnified parties in respect of the entire amount ( subject to the maximum amount set forth in Section 7.6 (b), if applicable) of all of the claims asserted therein. If the indemnifying parties assume the defense of any such claim or legal proceeding, the indemnifying parties shall select counsel reasonably acceptable to the indemnified parties to conduct the defense of such claims or legal proceedings and, at their sole cost and expense, shall take all steps necessary in the defense or settlement thereof. The indemnifying parties shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the indemnified parties, unless the indemnifying parties admit in writing their liability to hold the indemnified parties harmless from and against any losses, damages, expenses and liabilities arising out of such settlement and concurrently with such settlement the indemnifying parties pay into court the full amount of all losses, damages, expenses and liabilities to be paid by the indemnifying parties in connection with such settlement. The indemnified parties shall be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense. If the indemnifying parties do not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified parties may defend against such claim or litigation in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying parties, on such terms as the indemnified parties may deem appropriate. The indemnifying parties shall be entitled to participate in the defense of any action by the indemnified parties, which participation shall be limited to contributing information to the defense and being advised of its status. In any action by the indemnified parties seeking indemnification from the indemnifying parties in accordance with the provisions of this subsection, the indemnifying parties shall not be entitled to question the manner in which the indemnified parties defended such claim or litigation or the amount of or nature of any such settlement.

                       (d) Interest on Unpaid Claims. If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party or parties shall pay the indemnified party or parties interest on the unpaid amount of the obligation, at the fluctuating rate per annum announced in The Wall Street Journal as the prime rate on the Closing Date, for each day from the date the amount was originally due until payment in full.

                  7.5. Construction. The parties intend that each representation, warranty and covenant herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant, as the case may be.

                  7.6. Limitations on Indemnity.

                       (a) Tipping Basket. No indemnification payments shall be payable pursuant to the indemnification obligations of Sellers pursuant to Section 7.2 or the indemnification obligations of Buyer pursuant to Section 7.3, respectively, unless the total aggregate indemnification obligations under either such Section, as applicable to the indemnifying party, exceeds $10,000 (the "Threshold Amount"). Once the Threshold Amount is satisfied against an indemnifying party, the indemnifying party shall pay to the indemnified party the Threshold Amount plus the amount of all indemnification obligations in excess of the Threshold Amount, subject to the provisions of Section 7.6(b) below.

                       (b) Maximum. The maximum amount of Damages payable by Buyer on one hand, and Sellers, on the other hand, under this Article 7 shall be the Purchase Price.

                                   ARTICLE 8:
                                  MISCELLANEOUS

                  8.1. Payment of Expenses. Except as otherwise specifically provided herein, each of the Sellers and Buyer will pay all legal, accounting, investment banking and other fees and expenses which such party incurs in connection with this Agreement and the transactions contemplated hereby.

                  8.2. Announcements. No party to this Agreement shall make any announcement in connection with the transactions contemplated hereby that has not been previously approved in writing by Buyer and Sellers, except for such announcement that it reasonably deems advisable or appropriate in connection with its responsibilities under the applicable securities laws.

                  8.3. Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, except that Buyer may assign this Agreement to any direct or indirect wholly-owned affiliate.

                  8.4. Waivers. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder, or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

                  8.5. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by registered or certified mail, postage prepaid, or by Federal Express or other express delivery service as follows:

              If to Buyer, to:
              ----------------
              AmVestors Financial Corporation
              555 South Kansas Avenue
              Topeka, KS 66601
              Attention:  Michael Miller

              with a copy to:

              Bryan Cave LLP
              1200 Main Street, 35th Floor
              Kansas City, MO 64105
              Attention:  Morris K. Withers, Esq.

              If to Sellers, to:
              ------------------
              Ronald S. Essary
              c/o Creative Marketing International Corporation
              7415 West 130th Street, Suite 300
              Overland Park, KS  66213

              with a copy to:

              Robert O. Jester, Esq.
              Ensz & Jester P.C.
              2121 City Center Square
              1100 Main Street
              Kansas City, MO  64105

or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if mailed, three business days after the date so mailed, or if sent by Federal Express or express delivery service, when received by the addressee.

                  8.6. Kansas Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Kansas without regard to the conflicts of law provisions thereof.

                  8.7. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, legal representatives, successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

                  8.8. Entire Agreement; Amendments. This Agreement, together with any documents referred to herein, sets forth the entire agreement of the parties hereto with respect to transactions contemplated hereby and supersedes and replaces any prior written or oral agreements relating thereto. This Agreement may only be amended or modified by a subsequently dated writing signed by all parties hereto.

                  8.9. Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. An item disclosed in a Schedule in response to one Section or subsection of this Agreement shall not be deemed disclosed in response to any other Section or subsection unless otherwise specifically provided in this Agreement.

                  8.10. Cooperation. Subject to the provisions hereof, the parties hereto shall use commercially reasonable efforts to take or cause to be taken such actions to execute and deliver or cause to be delivered such additional documents and instruments, and to do or cause to be done all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

                  8.11. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  8.13. Representation By Counsel; Interpretation. The parties hereto each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

                  8.14. No Contribution; Indemnity. Sellers shall have no right of contribution, indemnity or other similar right against the Company whatsoever with regard to claims asserted by Buyer pursuant to this Agreement or amounts payable thereunder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by persons thereunto duly authorized as of the date first written above.


                                              BUYER:

                                              AMVESTORS FINANCIAL CORPORATION


                                              By:  s/ Mark V. Heitz
                                                  ------------------------------
                                              Title:   President & CEO


                                              COMPANY:

                                              CREATIVE MARKETING INTERNATIONAL
                                              CORPORATION


                                              By:  s/ Ronald S. Essary
                                                  ------------------------------
                                              Title:  President


                                              SELLERS:


s/ Ronald S. Essary                           s/ Bradley B. Smith
-------------------------                     ----------------------------------
Ronald S. Essary                              Bradley B. Smith

s/ Michael R. Tripses                         s/ Philip A. Poje
-------------------------                     ----------------------------------
Michael R. Tripses                            Philip A. Poje

s/ William H. Moneymaker
-------------------------
William H. Moneymaker